Exhibit 99.1

Medican Enterprises, Inc.
5955 Edmond Street, Suite 102
Las Vegas, NV 89118

July 25, 2014

Zenabis Limited Partnership
900 – 400 St. Mary Avenue,
Winnipeg, Manitoba, R3C 4K5
Canada

Re:           Letter of Intent

Gentlemen:

Subject to the completion of mutually acceptable legal documentation, this letter of intent sets forth the intention of Medican Enterprises, Inc., a Nevada corporation (“MDCN”) and its controlled subsidiary CanaLeaf Systems, Inc., a British Columbia company (“CanaLeaf” and collectively with Canaleaf, the “Medican Parties”), on the one hand, and Zenabis Limited Partnership, a Manitoba limited partnership (collectively with its affiliates, “Zenabis”), on the other hand, with respect to the proposed restructuring (the “Restructuring”) of the interests of the Medican Parties and Zenabis in International Herbs Medical Marijuana Ltd., a British Columbia company (“IHMML”).

By executing this letter of intent, the Medican Parties and Zenabis confirm their intentions specified herein with respect to the Restructuring, but it is expressly acknowledged that this letter of intent is not intended to constitute a contract nor an offer to enter into a contract nor to be legally binding upon Medican Parties and Zenabis or create any legal obligations or rights between Medican Parties and Zenabis. A legally binding agreement between the Medican Parties and Zenabis with respect to the matters described herein shall only be memorialized in final, definitive agreements executed by the applicable parties (the “Definitive Agreements”).

Subject to the foregoing, it is the intention of the Medican Parties and Zenabis that the proposed Restructuring will consist of the following:

1.           At the closing of the Restructuring (the “Closing”), MDCN will issue new shares of its common stock (the “MDCN Common Stock”) to Zenabis or its affiliates in an amount equal to 70% of the fully diluted currently outstanding shares of MDCN Common Stock.

2.           At the Closing, the existing officers and directors of MDCN will resign and Zenabis will appoint a new board of directors of MDCN, and such board of directors will in turn, appoint the officers of MDCN. The Definitive Agreements will specify the individuals to serve as the new directors and officers ofMDCN.

3.          At the Closing, that certain Subscription Agreement, dated April 8, 2014, between CanaLeaf and IHMML (as amended, the “Subscription Agreement”) will be amended and restated to provide that at the Closing, IHMML shall issue to CanaLeaf a number of IHMML common shares equal to 51% of the outstanding common shares of IHMML with no further obligation on the part of the Medican Parties to subscribe or pay for IHMML common shares.

4.           At the Closing, that certain Shareholders Agreement, dated April3, 2014 (“Shareholders Agreement”), between CanaLeaf and Zenabis relating to their rights as owners of lHMML will be amended and restated reflect the Restructuring (including the majority ownership by Zenabis of the MDCN Common Stock). Under new Shareholders Agreement, Zenabis shall grant to CanaLeaf a five (5) year option to acquire the remaining 49% of IHMML to be held by Zenabis as of the Closing. The purchase price for such 49% interest shall be the fair market value of such interest (to be deemed with more particularity in the Shareholders Agreement) at the time such option is exercised and shall be payable only in cash.

5.           The transaction will be structured in a tax efficient manner as determined by the Zenabis Limited Partnership. In doing so both Canadian and American tax considerations will be taken into account.

6.           The Medican Parties and Zenabis shall proceed as soon as is practicable to prepare and execute the Definitive Agreements, with the intention that the Closing occur by September 15, 2014.

[Signature Page Follows]

If the foregoing accurately sets forth our agreement and understandings, we request that Zenabis approve this letter of intent and evidence such approval by causing this letter of intent to be signed on its behalf, dated and returned to the undersigned.

Very truly yours,

MEDICAN ENTERPRISES, INC.

       /s/ Kenneth Williams
By: __________________________
       Name: Kenneth Williams
       Title: CEO

CANALEAF SYSTEMS, INC.

     /s/ David Rees
By: __________________________
       Name: David Rees
       Title: President

Acknowledged as of the date first written above:

ZENABIS LIMITED PARTNERSHIP

By: 6740079 MANITOBA LTD., its general partner

           /s/ Monty Sika
By: _________________________
       Name: Monty Sika
       Title:   Director

INTERNATIONAL HERBS MEDICAL MARIJUANA LTD.

         /s/ Rick Brar
By: _________________________
       Name: Rick Brar
       Title:  Directors